UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment to our Current Report on Form 8-K originally filed on August 31, 2005 is being filed to clarify that there were no disagreements with Ernst & Young LLP through the date of their dismissal, August 25, 2005.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Alliance One International, Inc. (“Alliance One”) has dismissed its independent accountants, Ernst & Young LLP, as of August 25, 2005, and engaged Deloitte & Touche LLP as its independent accountants, effective August 31, 2005. The decisions to dismiss Ernst & Young LLP and to engage Deloitte & Touche LLP were made by the Audit Committee of Alliance One’s Board of Directors after a competitive process in which several firms submitted bids and made presentations to the Audit Committee.

The reports issued by Ernst & Young LLP on Alliance One’s financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

During Alliance One’s two most recent fiscal years and through August 25, 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

As required by Item 304(a)(3) of Regulation S-K, Alliance One has furnished Ernst & Young LLP with the disclosures contained in this Item 4.01 and requested that Ernst & Young LLP furnish Alliance One with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by Alliance One in this Item 4.01. A copy of Ernst & Young LLP’s letter dated August 31, 2005 is included as Exhibit 16.01 hereto.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit.

16.01	Letter from Ernst & Young LLP regarding its concurrence with the statements made by Alliance One in Item 4.01 of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: September 1, 2005	By:	/s/ James A. Cooley
James A. Cooley
Executive Vice President - Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
16.01	Letter from Ernst & Young LLP regarding its concurrence with the statements made by Alliance One in Item 4.01 of this Current Report on Form 8-K.

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